EXHIBIT 4.1


                             SUBSCRIPTION AGREEMENT


       Name of Investor:_________________________________________________
                                             (Print)


CEREPLAST, INC.
3433 El Segundo Boulevard
Hawthorne, California  90250

Attention:  Frederic Scheer, President

      RE:   CEREPLAST, INC. - 25,000,000 SHARES OF COMMON STOCK (THE "SHARES")

Gentlemen:

      1. Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Shares in Cereplast, Inc. (the "Company") indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Share is two cents ($0.02). The Company will include the Shares on the Registration Statement that it plans to file with the Securities and Exchange Commission. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Shares. The undersigned understands that the Shares are being offered pursuant to the Executive Summary dated March 22, 2005, and, the exhibits to this Executive Summary and related business information and documents regarding the Company and its management attached to the Executive Summary as Exhibit A or available upon request (collectively, the "Memorandum"). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information contained in the Purchaser Questionnaire is complete and accurate, and presents a true statement of the undersigned's financial condition.

      2. Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

            (i) The undersigned has received a copy of the Memorandum, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested.

            (ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto.

            (iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Memorandum, and has determined that the investment is suitable for him. The undersigned has adequate financial resources for an investment of this character, and at this time he could bear a complete loss of his investment. The undersigned understands that any projections which may be made in the Memorandum are mere estimates and may not reflect the actual results of the Company's operations.

            (iv) The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the "1933 Act") on the ground that the issuance thereof is exempt under Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned's representations and warranties, and those of the other purchasers of Shares.

            (v) The undersigned understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a public offering in such state. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned's representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Share unless such Share has been registered under the applicable state securities laws, or an exemption from registration is available.

            (vi) The undersigned has (i) a net worth (or joint net worth with spouse) of at least $1,000,000, or (ii) an annual gross income during the previous two years, and reasonably expects to have gross income in the current year, of at least $200,000 (or $300,000 collectively with spouse), or (iii) otherwise meets the criteria for being an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), or (iv) is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of either (i), (ii) or (iii) above.

            (vii) The undersigned understands that the Shares are not being registered under the securities laws of any state on the basis that the issuance thereof is exempt as an offer and sale to purchasers in such state meeting certain investor suitability standards with respect to income, net worth, knowledge and sophistication. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned's representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Share unless such Share has been registered under the applicable state securities laws, or an exemption from registration is available.

            (viii) The undersigned has no need for any liquidity in his investment and is able to bear the economic risk of his investment for an indefinite period of time. The undersigned has been advised and is aware that:
(a) there is no public market for the Shares and it is not likely that any public market for the Shares will develop; (b) it may not be possible to liquidate the investment readily; (c) the undersigned must bear the economic risk of his investment in the Shares for an indefinite period of time because the Shares have not been registered under the 1933 Act and applicable state law or an exemption from such registration is available; (d) a legend as to the restrictions on transferability of the Shares referred to herein will be made on the document evidencing the Share, and (e) a notation in the appropriate records of the Company will be made with respect to any restrictions on transfer of Shares.

            (ix) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him of Shares have been made within the state indicated below his signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

            (x) The undersigned has relied solely upon the Memorandum and independent investigations made by him or his purchaser representative with respect to the Shares subscribed for herein, and no oral or written representations beyond the Memorandum have been made to the undersigned or relied upon by the undersigned.

            (xi)  The  undersigned   agrees  not  to  transfer  or  assign  this
subscription or any interest therein.

            (xii) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

            (xiii) If the undersigned is a partnership, corporation or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the undersigned.

            (xiv) The undersigned meets any additional suitability standards and/or financial requirements which may be required in the jurisdiction in which he resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and he is not a minor.

            (xv) The undersigned has a pre-existing business relationship with an officer, director, employee, consultant or other affiliate of the Company, and was not offered these securities by any form of cold calling, general solicitation, or advertisement. The offer to sell the Shares was directly communicated to the undersigned by the Company through the Memorandum in such a manner that the undersigned was able to ask questions of and receive answers from the Company, or a person acting on its behalf, concerning the terms and conditions of this transaction. At no time was the undersigned presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general advertising.

      3. Indemnification. he undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, Shareholders and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned's representations and warranties herein or in the Purchaser Questionnaire being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 3 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Shares. The undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs, and expenses (including, but not limited to, reasonable attorneys' fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 3 of this Subscription Agreement.

      4. Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty percent (20%) withholding on interest or dividends paid to the holder of the Shares.

      5. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of California. The venue for any legal action under this Agreement will be in the proper forum in the County of Los Angeles, State of California.

      The undersigned has (have) executed this Subscription Agreement on this __________ day of - __________________________, 200__.


SUBSCRIBER (1)                               SUBSCRIBER (2)


___________________________________          ___________________________________
Signature                                    Signature

___________________________________          ___________________________________
(Print Name of Subscriber)                   (Print Name of Subscriber)

___________________________________          ___________________________________
(Street Address)                             (Street Address)

___________________________________          ___________________________________
(City, State and Zip Code)                   (City, State and Zip Code)

___________________________________          ___________________________________
(Social Security or Tax                      (Social Security or Tax
 Identification Number)                       Identification Number)

--------------------------------------------------------------------------------

Number of Shares____________

Dollar Amount of Shares (At $0.02 per Share)____________________________________

PLEASE MAKE CHECKS PAYABLE TO: "CEREPLAST, INC."

--------------------------------------------------------------------------------

         MANNER IN WHICH TITLE IS TO BE HELD:

|_| Community Property*                      |_| Individual Property

|_| Joint Tenancy With Right of              |_| Separate Property
    Survivorship*

|_| Corporate or Fund Owners **              |_| Tenants-in-Common*

|_| Pension or Profit Sharing Plan           |_| Tenants-in-Entirety*

|_| Trust or Fiduciary Capacity              |_| Keogh Plan
    (trust documents must accompany
     this form)

|_| Fiduciary for a Minor                    |_| Individual Retirement Account

                                             |_| Other (Please indicate)

----------
*     Signature of all parties required
**    In the case of a Fund, state names of all partners.

                                             ___________________________________

--------------------------------------------------------------------------------
                             SUBSCRIPTION ACCEPTED:

CEREPLAST, INC.


By:________________________________          ___________________________________
   Frederic Scheer, President                                DATE

                                 CEREPLAST, INC.
                             PURCHASER QUESTIONNAIRE


CEREPLAST, INC.
3433 El Segundo Boulevard
Hawthorne, California  90250

Attention:  Frederic Scheer, President

      RE:   CEREPLAST, INC.

Gentlemen:

      The following information is furnished to you in order for you to determine whether the undersigned is qualified to purchase shares of preferred stock (the "Shares") in the above referenced Company pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), Rule 506 of Regulation D promulgated thereunder, and appropriate provisions of applicable state securities laws. I understand that you will rely upon the following information for purposes of such determination, and that the Shares will not be registered under the Act in reliance upon the exemption from registration provided by
Section 4(2) of the Act, Rule 506 of Regulation D, and appropriate provisions of applicable state securities laws.

      ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. However, I agree that you may present this questionnaire to such parties as you deem appropriate if called upon to establish that the proposed offer and sale of the Shares is exempt from registration under the Act or meets the requirements of applicable state securities laws.

      I hereby provide you with the following representations and information:


1.    Name:_____________________________________________________________________

2.    Residence Address & Telephone No:_________________________________________

3.    Birthdate:________________________________________________________________

4.    Employer and Position:____________________________________________________

5.    Business Address & Telephone No:__________________________________________

6.    Business or Professional Education & Degree:______________________________

7.    Prior Employment (5 years):

      EMPLOYER                     NATURE OF DUTIES          DATES OF EMPLOYMENT

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

8.    Prior Investments of Purchaser:

      Amount (Cumulative) $_______________ (initial appropriate category below):

      __________________________________________________________________________

      CAPITAL STOCK:   |_| None     |_| Up to $50,000    |_| $50,000 to $250,000
                       |_| Over $250,000
      __________________________________________________________________________

      BONDS:           |_| None      |_| Up to $50,000   |_| $50,000 to $250,000
                       |_| Over $250,000
      __________________________________________________________________________

      OTHER:           |_| None      |_| Up to $50,000   |_| $50,000 to $250,000
                       |_| Over $250,000
      __________________________________________________________________________

9. Based on the definition of an "Accredited Investor" which appears below, I am an Accredited Investor. I understand that the representations contained in this section are made for the purpose of qualifying me as an accredited investor as the term is defined by the Securities and Exchange Commission for the purpose of selling securities to me. I hereby represent that the statement or statements initialed below are true and correct in all respects.

      I am an Accredited Investor because I fall within one of the following categories:

                         (INITIAL APPROPRIATE CATEGORY)

|_| A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

|_| A natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year;

|_| My spouse and I have had joint income for the most two recent years in excess of $300,000 and we expect our joint income to be in excess of $300,000 for the current year;

|_| Any organization described in Section 501(c)(3) of the Internal Revenue Code, or any corporation, Massachusetts Business Trust or Fund not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

|_| A bank as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; insurance company as defined in
      Section 2(12) of the Securities Act, investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(1)(48) of that Act; or Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

|_| A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

|_| An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is to be made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000;

|_| An entity in which all of the equity owners are Accredited Investors under the above paragraph.

10.   Financial Information:

      (a)   My  net  worth   (including  home,  home  furnishings  and  personal
            automobiles) is:

            $______________________

      (b)   My gross income during the preceding two years was:

            $_________________ (2003)

            $_________________ (2004)

      (c)   My anticipated gross income in 2005 is $ _______________.

      (d) (1) (initial or check here) I have such knowledge and experience in financial, tax and business matters that I am capable of utilizing the information made available to me in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares, and to make an informed investment decision with respect to the Shares. I do not desire to utilize a Purchaser Representative in connection with evaluating such merits and risks. I understand, however, that the Company may request that I use a Purchaser Representative.

            (2) (initial or check here) I intend to use the services of the following named person(s) as Purchaser Representative(s) in connection with evaluating the merits and risks of an investment in the Shares and hereby appoint such person(s) to act as my Purchaser Representative(s) in connection with my proposed purchase of Shares.

      List name(s) of Purchaser Representative(s), if applicable.

      __________________________________________________________________________

11. Except as indicated below, any purchases of the Shares will be solely for my account, and not for the account of any other person or with a view to any resale or distribution thereof.

      __________________________________________________________________________

12. I represent to you that the information contained herein is complete and accurate and may be relied upon by you. I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages. I will notify you immediately of any material change in any of such information occurring prior to the closing of the purchase of Shares, if any, by me.

      Name (Please Print):______________________________________________________

      Signature_________________________________________________________________

      Telephone Number__________________________________________________________

      Social Security or Tax I.D. Number________________________________________

      Executed at:____________________________________ on this___________ day of

      _________________________________, 20________.

--------------------------------------------------------------------------------

                           FOR BROKER-DEALER USE ONLY

      Name of Broker-Dealer Firm:_______________________________________________

      Name of Registered Representative_____________________ RR Number:_________

      Address of Firm:__________________________________________________________

      Telephone Number:_________________________________________________________